UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

September 14, 2007

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529                                                                 22-3407945
                    (Commission File No.)                            (IRS Employer Identification No.)

1 Washington Park, 16th Floor
Newark, New Jersey 07102
(Address of principal executive offices and zip code)

(973) 820-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On September 14, 2007, the Audit Committee of the Board of Directors (the “Committee”) of Audible, Inc. (the “Registrant” or the “Company”) dismissed KPMG LLP, as the Registrant’s principal accountants.  The decision to change accountants was approved by the Committee.  In addition, the Committee appointed McGladrey & Pullen, LLP as its new independent registered public accounting firm subject to the completion of their customary acceptance process for the fiscal year ending December 31, 2007.

During the two fiscal years ended December 31, 2006 and the subsequent interim period through September 14, 2007, the Registrant had no (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised the Registrant of the material weaknesses described below in connection with their audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005.  The Registrant has authorized KPMG LLP to respond fully to the inquiries of McGladrey & Pullen, LLP concerning the subject matter of the reportable events.

The audit reports of KPMG LLP on the consolidated financial statements of the Registrant and subsidiary as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of the Registrant and subsidiary as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that “As discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for share-based compensation effective January 1, 2006.  Also, as discussed in Note 18, the Company changed its method of quantifying misstatements effective January 1, 2006.”

The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s reports indicate that the Registrant did not maintain effective internal control over financial reporting because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contain explanatory paragraphs that state that: as of December 31, 2006, the following material weaknesses were identified: ineffective execution of non-routine contracts; inadequate financial information and communication; ineffective review of account analyses; and inadequate identification and analysis of international non-income tax related matters; and as of December 31, 2005, the following material weaknesses were identified: insufficient accounting personnel resources; inadequate information and communication; inadequate risk assessment; ineffective contract management; and ineffective control over retail promotions.

On September 14, 2007, the Registrant requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of the letter received from KPMG LLP in response to such request, which is dated September 20, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two year period ended December 31, 2006, and for the subsequent period through the date hereof, the Registrant did not consult with McGladrey & Pullen, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

16.1           Letter, dated September 20, 2007, from KPMG LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible, Inc.

Date: September 20, 2007		/s/ Donald R. Katz
	By:	Donald R. Katz
	Title:	Chief Executive Officer